March 17, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Altus Pharmaceutical Inc.’s Form 8-K/A dated March 11, 2008 and we agree with the statements therein.

Yours truly,

/s/ Deloitte & Touche LLP